EX-2.2





                     OPERATING AGREEMENT


                             OF

                 GEORGIA-PACIFIC TISSUE, LLC










                        Dated As Of:

                       October 4, 1999















                      TABLE OF CONTENTS


                                                     Page No.
ARTICLE I DEFINITIONS AND TERMS                           1
Section 1.1 Certain Definitions.                          1
Section 1.2 Rules of Construction.                       11
ARTICLE II GENERAL MATTERS                               12
Section 2.1 Formation.                                   12
Section 2.2 Purposes and Business.                       12
Section 2.3 Offices.                                     12
Section 2.4 Name.                                        12
Section 2.5 Term.                                        13
Section 2.6 Members.                                     13
ARTICLE III FINANCIAL AND TAX MATTERS                    13
Section 3.1 Capital Contributions.                       13
Section 3.2 Loans from Members.                          14
Section 3.3 Restrictions Relating to Capital; Company
            Property.                                    14
Section 3.4 Tax Treatment.                               15
Section 3.5 Allocation of Profits.                       15
Section 3.6 Allocation of Losses.                        15
Section 3.7 Special Allocations.                         16
Section 3.8 Offsetting Special Allocations.              17
Section 3.9 Other Allocation Rules.                      18
Section 3.10 Tax Elections.                              18
Section 3.11 Tax Allocations; Code Section 704(c).       19
Section 3.12 Tax Matters Member.                         19
Section 3.13 Regular Distribution Policy.                20
Section 3.14 Special Distribution.                       20
Section 3.15 Accelerated Gains Tax Liability of WISCO.   20
Section 3.16 Sharing of Company Tax Benefits.            23
Section 3.17 Permanent Company Debt.                     25
ARTICLE IV MANAGEMENT                                    27
Section 4.1 General.                                     27
Section 4.2 Board Composition.                           27
Section 4.3 Term; Removal; Vacancies.                    27
Section 4.4 Notice; Quorum.                              27
Section 4.5 Voting.                                      28
Section 4.6 Telephonic Meeting; Written Consents.        29
Section 4.7 Committees of the Board; Officers.           29
Section 4.8 Execution of Documents.                      29
Section 4.9 Reliance on Documents and Reports.           30
Section 4.10 Standard of Care; Indemnification.          30
Section 4.11 Member Action.                              31
Section 4.12 Certain Transactions.                       31
ARTICLE V ACCOUNTING, BOOKS AND RECORDS                  32
Section 5.1 Fiscal Year.                                 32
Section 5.2 Books and Records.                           32
Section 5.3 Auditors.                                    32
Section 5.4 Reporting.                                   32
Section 5.5 Banking.                                     33
Section 5.6 Tax Return Information.                      33
Section 5.7 Delegation of Responsibility for Accounting
            and Reports.                                 33
ARTICLE VI CONFIDENTIALITY                               33
Section 6.1 Confidentiality Obligation.                  33
Section 6.2 Exceptions from Confidentiality Obligation.  34
Section 6.3 Employees, Agents and Advisers.              35
Section 6.4 Return of Confidential Information.          35
Section 6.5 Survival After Termination.                  36
ARTICLE VII TRANSFER OF UNITS; PUT AND CALL RIGHTS       36
Section 7.1 General.                                     36
Section 7.2 Put and Call Rights.                         37
Section 7.3 Member Transfers.                            38
Section 7.4 Retirement.                                  38
ARTICLE VIII DISSOLUTION AND WINDING UP; BUY OUT RIGHTS  38
Section 8.1 Dissolution.                                 38
Section 8.2 Winding Up.                                  39
Section 8.3 In-Kind Distributions.                       39
Section 8.4 Cancellation of Certificate of Formation.    40
Section 8.5 Buy Out Rights.                              40
ARTICLE IX CERTIFICATES EVIDENCING UNITS                 40
Section 9.1 Certificates.                                40
Section 9.2 Register.                                    40
Section 9.3 New Certificates.                            41
Section 9.4 Interest as a Security.                      41
Section 9.5 Legends.                                     41
ARTICLE X MISCELLANEOUS                                  42
Section 10.1 Notices.                                    42
Section 10.2 Amendment; Waiver.                          42
Section 10.3 Assignment.                                 42
Section 10.4 Entire Agreement.                           42
Section 10.5 Public Disclosure.                          42
Section 10.6 Parties in Interest.                        43
Section 10.7 Governing Law; Submission to Jurisdiction;
            Selection of Forum.                          43
Section 10.8 Counterparts.                               43
Section 10.9 Severability.                               43
Section 10.10 Equitable Relief.                          44
Section 10.11 No Agency.                                 44
Section 10.12 Limitation of Liability.                   44
Section 10.13 Non-Exclusive Business.                    44
Section 10.14  Dispute Resolution.                       45


EXHIBIT A           Form of Unit Certificate
SCHEDULE 1          Identification of Members


                       OPERATING AGREEMENT
                               OF
                   GEORGIA-PACIFIC TISSUE, LLC

          THIS OPERATING AGREEMENT of GEORGIA-PACIFIC TISSUE, LLC, a Delaware limited liability company (the "Company"), is made and entered into as of October 4, 1999, among WISCONSIN TISSUE MILLS INC., a Delaware corporation and a wholly owned subsidiary of Chesapeake Corporation ("WISCO"), GEORGIA-PACIFIC CORPORATION, a Georgia corporation ("G-P"), and such other Persons that become Members as herein provided.

                            RECITALS

          WHEREAS,  the  Company, G-P, WISCO  and  certain  WISCO
Affiliates are parties to that certain Joint Venture Agreement, dated as of October 4, 1999 (the "Joint Venture Agreement");

          WHEREAS, pursuant to and subject to the terms and conditions of the Joint Venture Agreement, each of WISCO and G-P will contribute, or cause to be contributed, to the Company certain assets and liabilities in exchange for equity interests in the Company;

          WHEREAS, the Members desire to enter into this Agreement, which shall constitute the limited liability company agreement of the Members under the Delaware Act, for the purpose of setting forth the agreements of the Members as to the affairs of the Company and the conduct of its business;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and undertakings contained herein, the parties agree as follows:

                            ARTICLE I
                      DEFINITIONS AND TERMS

     Section 1.1    Certain Definitions.

          As used herein, the following terms shall have the meanings set forth or as referenced below:

          "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's
Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

               (i) Add to such Capital Account any amounts which such Member is treated as obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) by virtue of such Member's guarantee or indemnity agreement with respect to the Company Debt or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                               1

               (ii)  Subtract from such Capital Account the items
described        in       Sections       1.704-1(b)(2)(ii)(d)(4),
1.704-1(b)(2)(ii)(d)(5)   and  1.704-1(b)(2)(ii)(d)(6)   of   the
Regulations.

The  foregoing definition of Adjusted Capital Account Deficit  is
intended    to   comply   with   the   provisions   of    Section
1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

          "Adjusted  Property"  means any property  the  Carrying
Value of which has been adjusted pursuant to Section 3.5(e);

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such first Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For the purpose of this definition, "control" means (i) the direct or indirect ownership or control of more than 50% of the voting stock or general partnership interest or other voting interest in any Person, or (ii) the ability to direct or cause the direction of the management or affairs of a Person, whether through the direct or indirect ownership of voting interests, by contract or otherwise.

          "Affiliate Member" shall have the meaning set forth  in
Section 7.3(a).

          "Agreed Value" means the Fair Market Value of Contributed Assets; provided that the initial Agreed Value of Contributed Assets that a Member is obligated to transfer, or cause to be transferred, to the Company pursuant to the Joint Venture Agreement shall be the amount set forth in, or determined pursuant to, Section 3.1 of this Agreement.

          "Agreement"   shall  mean  this  Operating   Agreement,
including the schedules and exhibits hereto, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

          "Ancillary Agreements" shall have the meaning set forth in the Joint Venture Agreement.

          "Board" means the governance board of the Company consisting of all Managers or, as may be applicable, any duly appointed committee of the Board.

          "Built In Gain" means, with respect to any Contributed Asset, the excess of the Fair Market Value of such Contributed Asset on the Closing Date as determined under Section 3.1(a) over the Company's adjusted basis for federal income tax purposes in such Contributed Asset immediately following its contribution to the Company.

          "Business Day" means a day, other than a Saturday or Sunday, on which banks generally are open in New York City for a full range of business.

          "Call  Price"  shall  have the  meaning  set  forth  in
Section 7.2(b).

                               2

          "Capital Account" means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

               (i) To each Member's Capital Account there shall be added the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company by such Member (or its predecessors in interest) with respect to the Interest in the Company held by such Member, such Member's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section
3.7 or Section 3.8, and the amount of any Company liabilities assumed by such Member or which are secured by any Company property distributed to such Member.

               (ii) From each Member's Capital Account there shall be subtracted the amount of money and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Losses and any items in the nature of expense or loss which are specially allocated pursuant to Section 3.7 or Section 3.8, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

               (iii) In the event all or a portion of an Interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

               (iv) In determining the amount of any liability for purposes of subparagraphs (i) and (ii) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

          The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Board shall determine that it is necessary to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributions or distributed property or which are assumed by the Company or any Member) are computed in order to comply with such Regulations, the Board may make such modification, provided that such modification is not likely to have a material adverse effect on the amounts distributed to any Member upon the dissolution of the Company. The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b), provided that, to the extent that any such adjustment is inconsistent with other provisions of this Agreement and would have a material adverse effect on any Member, such adjustment shall require the consent of such Member.

                               3

          "Capital Contribution" means, with respect to any Member, the amount of cash and the Agreed Value of Contributed
Assets contributed by such Member to the Company in accordance with Section 3.1.

          "Cash Balances" means all cash accounts on a balance sheet representing paper currency and coins, negotiable money orders, checks and bank balances as well as cash equivalents in the form of highly liquid securities with a known market value and a maturity, when acquired, of less than three months.

          "Certificate" means a certificate evidencing Units substantially in the form of Exhibit A to this Agreement.

          "Certificate of Formation" shall have the meaning set forth in Section 2.1.

          "Closing" and "Closing Date" shall have the respective meanings set forth in the Joint Venture Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such statute.

          "Commercial Tissue Business" shall have the meaning set forth in the Joint Venture Agreement.

          "Company" shall have the meaning set forth in the preamble hereto.

          "Company  Business" means the business intended  to  be
carried  on  by  the Company Group, as described in  Section  2.2 hereof.

          "Company  Debt" means the debt incurred by the  Company
on or about the Closing Date solely to fund the Special Distribution, as further described in Section 2.8(b) of the Joint Venture Agreement, and refinancing or replacement therefor (including up to $8 million of related expenses, including legal fees, accounting fees, printing fees, filing fees, and underwriting fees).

          "Company Group" means the Company and any Subsidiaries of the Company from time to time.

          "Company Group Affiliate" means any Person that is an Affiliate of the Company.

          "Company Property" means any and all property of whatsoever nature, tangible or intangible, real or personal, of the Company Group from time to time.

          "Confidential Information" shall have the meaning set forth in Section 6.1.

          "Contributed  Assets"  means  the  property  or   other
consideration (other than cash) contributed to the Company in exchange for Units in the Company.

                               4

          "CPA   Firm"  means  the  independent  public   auditor
determined pursuant to Section 5.3.

          "CSK"   means   Chesapeake  Corporation,   a   Virginia
corporation, of which WISCO is a wholly-owned subsidiary.

          "CSK  Group"  means  CSK,  WISCO,  and  all  other  CSK
Subsidiaries from time to time.

          "CSK Group Affiliate" means any Person that is an Affiliate of CSK.

          "Debt" means any liability of the Company (including, without limitation, liabilities to Members) for borrowed money, or any liability for the payment of money by the Company in connection with any guarantees, surety agreements, letters of credit, or other interest bearing liabilities evidenced by any bond, debenture, note or other similar instrument, excluding any trade liabilities or any non-interest bearing liabilities or obligations; capital lease (but not operating lease) liabilities and other liabilities which are in the nature of financing; and any interest bearing off-balance sheet liabilities and the net liability of off balance sheet derivative contracts.

          "Delaware  Act"  means the Delaware  Limited  Liability
Company Act, 6 Del. C. 18-101 et seq., as amended from time to time, and any successor to such statute.

          "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be determined by the Board in the manner described in Regulations Section 1.704-1(b)(2)(iv)(g)(3).

          "Distributable Cash" means the amount of cash that the Board reasonably determines is available for distribution to Members at any applicable time, taking into account available cash and anticipated cash flow and current and anticipated expenses of the Company and after setting aside reserves in an amount reasonably deemed necessary to provide for the Company's planned capital expenditures, debt service and working capital.

          "EBITDA" means, at any time of determination as specified in this Agreement, the earnings before interest, taxes, depreciation and amortization of the Company Group, computed on a consolidated basis in accordance with GAAP consistently applied, for the four fiscal quarters next preceding such date of determination, excluding any one time, unusual or extraordinary items (and, if determined at a time prior to the expiration of four fiscal quarters following the Closing Date, then such EBITDA shall be deemed to be the EBITDA of the Company Group for post-Closing completed fiscal quarters of the Company plus combined EBITDA of the WISCO Business and the G-P Business for such number of pre-Closing fiscal quarters as, together with the completed fiscal quarters of the Company, shall equal four (4)).

          "Exercise Notice" shall have the meaning set  forth  in
Section 7.2(c).

                               5

          "Fair Market Value" means, with respect to property, as of any date of determination, the price for such property that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction, as of such date of determination, as determined in good faith by the Board using a reasonable valuation method, which determination must include the vote or consent of the WISCO Member; provided that if the full Board is unable to reach such a determination with the vote or consent of the WISCO Member, the WISCO Member and the G-P Member shall each select an independent and nationally recognized accounting firm as its representative, and such accounting firms shall select one independent and nationally recognized investment banking firm, accounting firm or appraisal company as they deem appropriate and in the best position to determine the Fair Market Value, whose determination of the Fair Market Value shall be final and binding.

            "Final Determination" means (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which binds WISCO or CSK and has become final and not subject to further appeal, (ii) a closing agreement which binds WISCO or CSK entered into under Section 7121 of the Code or any other binding settlement agreement with the Internal Revenue Service entered into in connection with or in contemplation of an administrative or judicial proceeding, or (iii) the completion of Internal Revenue Service administrative proceedings which binds WISCO or CSK and if a judicial contest is not or is no longer available or, in the sole discretion of WISCO or CSK, is not to be commenced or continued.

          "Financing Agreements" means any agreement pursuant to which the Company or any Company Affiliate incurs Debt.

            "Fiscal Year" means the fiscal year of the Company as specified in 5.1.

          "Formula Price" means, at any date of determination, the EBITDA of the Company less Net Debt as of such date multiplied by 7.38.

          "G-P Books" means any books and records of G-P Related to calculation of volume, price or cost allocation methodology for purposes of the Ancillary Agreements.

          "G-P  Call" shall have the meaning set forth in Section
7.2(b).

          "G-P Group" means G-P and its Subsidiaries from time to time.

          "G-P Group Affiliate" means any Person that is an Affiliate of G-P.

          "G-P  Guarantee" shall have the meaning  set  forth  in
Section 3.17.

          "G-P Member" means, collectively if more than one, the G-P Group Affiliate(s) who from time to time is (are) Member(s) of the Company.

          "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                               6

               (i) The initial Gross Asset Value of any asset contributed by a Member to Company shall be the Agreed Value of such asset except as otherwise provided in Section 3.1;

               (ii)  The Gross Asset Values of all Company assets
shall be adjusted to equal their respective gross Fair Market Values as of the following times: (A) the acquisition of an additional Interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of money or other property as consideration for an Interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (A) and
(B) above shall be made only if such adjustments are reasonably necessary or appropriate to reflect the relative economic interests of the Members in the Company;

               (iii)      The  Gross Asset Value of  any  Company
asset  distributed to any Member shall be adjusted to  equal  the
gross   Fair  Market  Value  of  such  asset  on  the   date   of
distribution; and

               (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "Profits" and "Losses" or
Section 3.7(g); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent the Board makes an adjustment pursuant to subparagraph (ii) that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraphs (i), (ii), or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

          "Group" means the Company Group, the CSK Group or the G-P Group, or both, as the context may require.

          "Independent  Third  Party"  means  any   Person   who,
immediately prior to the contemplated transaction, is not the owner of in excess of a 5% Percentage Interest in the Company and who is not a Member of any such 5% Owner.

          "Indemnitee"  shall  have  the  meaning  set  forth  in
Section 4.10.

          "Interest" means the ownership interest of a Member in the Company (which shall be considered personal property for all purposes), consisting of (i) such Member's interest in profits, losses, allocations and distributions, (ii) such Member's right to vote or grant or withhold consents with respect to Company matters as provided herein or in the Delaware Act and (iii) such Member's other rights and privileges as provided herein or under the Delaware Act.

                               7

          "Involuntary Dissolution Event" shall mean any event described in Section 8.1(d) hereof if no Member filed a motion, petition, or other request before a court or an administrative agency seeking a dissolution of the Company.

          "Joint Venture Agreement" shall have the meaning set forth in the recitals hereto.

          "Law"  means any federal, state, foreign or local  law,
constitutional   provision,  code,  statute,   ordinance,   rule,
regulation,   order,  judgment  or  decree  of  any  governmental
authority.

          "Manager" means a person duly elected to the Board pursuant to the provisions of Section 4.2 or Section 4.3 hereof.
Each Manager shall constitute a "manager" of the Company as such term is defined in Section 18-101 of the Delaware Act.

          "Members" mean WISCO and G-P and all other Persons admitted as additional or substituted Members pursuant to this Agreement, so long as they remain Members. Each Member shall constitute a "Member" of the Company, as such term is defined in
Section 18-101 of the Delaware Act.

          "Net Debt" means, at any date of determination, the amount of all Debt of the Company Group on such date, less all Cash Balances held by or on behalf of any Company Group Member and less loans made to the Members as of such date.

          "Nonrecourse Deductions" has the meaning set  forth  in
Section 1.704-2(b)(1) and 1.704-2(c) of the Regulations.

          "Obligations"  shall  have the  meaning  set  forth  in
Section 3.17(b).

          "Nonrecourse  Liability" has the meaning set  forth  in
Section 1.704-2(b)(3) of the Regulations.

          "Option  Closing" shall have the meaning set  forth  in
Section 7.2(c).

           "Option  Right" shall have the meaning  set  forth  in
Section 7.2(c).

          "Partner Nonrecourse Debt" has the same meaning as  the
term   "partner   nonrecourse  debt"   set   forth   in   Section
1.704-2(b)(4) of the Regulations.

          "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

          "Partner Nonrecourse Deductions" has the same meaning as the term "partner nonrecourse deductions" set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

                               8

          "Partnership Minimum Gain" has the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

          "Percentage Interests" means the respective proportions in which the Members hold their Interests in the Company, determined for any Member as of any date by dividing the number of Units held by such Member on such date by the total number of Units outstanding and held by all Members as of such date.

          "Permanent Company Debt" shall mean the indebtedness incurred by the Company to refinance the Company Debt, as further described in Section 3.17 hereof, and shall include, where the context requires, any replacement or refinancing thereof.

          "Person"  shall  mean an individual, a  corporation,  a
partnership,  an  association,  a  trust,  a  limited   liability
company,  a  governmental  authority  or  any  other  entity   or
organization.

          "Products" shall have the meaning set forth in  Section
10.13(a).

          "Profits" and "Losses" means, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

               (ii) Any expenditures of the Company described  in
Code Section 705(a)(2)(B), or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

               (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or
(iii) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

               (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

               (v)   In  lieu  of the depreciation, amortization,
and  other  cost  recovery  deductions  taken  into  account   in

                               9

computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of "Depreciation";

               (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

               (vii)      Any items which are specially allocated
pursuant to Section 3.7 or Section 3.8 shall not be taken into account in computing Profits or Losses.

The  amounts  of  the  items of Company  income,  gain,  loss  or deduction available to be specially allocated pursuant to Sections 3.7 and 3.8 shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

          "Put Price" shall have the meaning set forth in Section
7.2(a).

          "Regulations" means the regulations promulgated by the U.S. Treasury Department pursuant to the Code.

          "Regulatory Allocations" shall have the meaning set forth in Section 3.8.

          "Special Distribution" shall have the meaning set forth in Section 2.8(b) of the Joint Venture Agreement.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association, trust, limited liability company or other legal entity or organization of which such person, either directly or indirectly or through or together with any other Subsidiary of such Person, owns more than 50% of the equity interests.

          "Tax Matters Member" shall have the meaning set forth in Section 3.12.

          "Tax Opinion" means an opinion of CSK's legal counsel or public accounting firm to the effect that it is substantially more likely than not that (1) the transfer of the WISCO Business constituted a sale to the Company (in whole or in part) for federal income tax purposes, or (2) the Special Distribution is taxable to WISCO in whole or in part. Such opinion must be based upon an addition, amendment, or other modification to the Code or the Regulations, the issuance by the Internal Revenue Service (or any other administrative agency or authority having jurisdiction over the interpretation, administration, or enforcement of federal income tax laws) of a ruling, notice, or other administrative pronouncement, or the issuance or publication of a decision by a court, in any such event occurring after the Closing but before the eighth anniversary of the Closing Date.

                               10


          "Transfer" shall have the meaning set forth in  Section
7.1.

          "Units" means the equal proportional units into which Interests in the Company shall be divided, which term may include fractions of Units as well as whole Units. Subject to the Capital Contribution obligations of the Members hereunder, all Units issued hereunder shall be fully paid and non-assessable.

          "Voluntary Dissolution Event" shall mean any event described in Section 8.1 hereof other than an Involuntary
Dissolution Event.

          "Voluntary Dissolution Event Without WISCO's Consent" shall mean any Voluntary Dissolution Event which is described in
Section 8.1 hereof if the event occurs without the consent of the WISCO Member. For this purpose, the WISCO Member shall be deemed to have consented to (i) any action approved by the Manager designated by the WISCO Member, (ii) any reduction of the WISCO Member's (or the CSK Group's) ownership of the outstanding Units below 5% if such reduction occurs because of an exercise of the WISCO Put, and (iii) the dissolution of the Company under Section 8.1(d) hereof at the request of the WISCO Member.

          "WISCO" shall have the meaning set forth in the preamble hereto.

          "WISCO Business" shall have the meaning set forth in the Joint Venture Agreement.

          "WISCO Indemnity Period" shall have the meaning set forth in Section 3.17.

          "WISCO Manager" shall mean a Manager designated by the WISCO Member.

          "WISCO Member" means, collectively if more than one, the CSK Group Affiliate(s) which from time to time is (are)
Member(s) of the Company.

          "WISCO Put" shall have the meaning set forth in Section
7.2(a).

     Section 1.2    Rules of Construction.

          (a) Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context requires otherwise, the words "hereof", "herein", and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (b) A reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted.

          (c)   The  terms  "dollars" and "$" shall  mean  United
States dollars.

                               11

          (d)   The  term  "including" shall be  deemed  to  mean
"including without limitation."

          (e)    Article  and  section  headings  used  in   this
Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement is among financially sophisticated and knowledgeable parties and is entered into by the parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party who prepared, or caused the preparation of, this Agreement or the relative bargaining power of the parties.

                           ARTICLE II
                         GENERAL MATTERS

     Section 2.1    Formation.

          The Members have caused the formation of the Company as a Delaware Limited Liability Company pursuant to the Delaware Act by filing a Certificate of Formation of the Company (the "Certificate of Formation") with the Delaware Secretary of State in accordance with the Delaware Act and, in connection therewith, each Member has contributed $10.00 to the capital of the Company prior to the date hereof. The rights and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided in this Agreement.

     Section 2.2    Purposes and Business.

          Except as may otherwise be approved by the Board (which approval must include the affirmative vote or consent of the WISCO Manager), the purpose of the Company and the Company Group shall be to engage in any lawful business in any way related to the business of producing, licensing for production and selling commercial tissue products and related products for the "away from home" market, on a worldwide basis. The Company shall have all powers necessary or desirable to accomplish the aforesaid purposes. In connection therewith, the Company may engage in and enter into any and all activities, contracts and agreements related or incident to the above-stated purposes as the Board may determine to be appropriate from time to time. The Company shall have the power to do all things necessary, appropriate, advisable, convenient, or incidental in connection with the fulfillment of its business purposes. The Company shall not, and shall not permit any of its Subsidiaries to, engage in any other activity or business except to the extent approved by the Board (which approval must include the affirmative vote or consent of the WISCO Manager).

     Section 2.3    Offices.

          (a) The principal executive offices of the Company shall be located at 55 Park Place, Atlanta, Georgia at the offices of G-P or such other location as determined by the Board from time to time.

                               12

          (b) The registered office of the Company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company. Such registered office or registered agent may be changed by the Board from time to time.

     Section 2.4    Name.

          The  name  of  the  Company  shall  be  Georgia-Pacific
Tissue, LLC or such other name as the Board may from time to time select.

     Section 2.5    Term.

          The existence of the Company commenced on the date its Certificate of Formation was filed with the Secretary of State of the State of Delaware, and shall continue in perpetuity unless dissolved in accordance with Section 8.1.

     Section 2.6    Members.

          The name and business or mailing address of each Member of the Company are set forth on Schedule 1 to this Agreement. The Board shall cause Schedule 1 to be amended from time to time to reflect the addition or retirement of Members, or transfers of Units, in accordance with the terms of this Agreement. Except in connection with a permitted redemption or transfer of a Member's entire Interest in accordance with the terms of this Agreement, no Member shall have the right to retire from the Company prior to the termination of the Company following dissolution and winding up.

                           ARTICLE III
                    FINANCIAL AND TAX MATTERS

     Section 3.1    Capital Contributions.

          (a) Simultaneously with the execution of this Agreement, WISCO is contributing to the Company the WISCO Business, as defined and identified in the Joint Venture Agreement, with an aggregate agreed value of $775,000,000 in exchange for 5 Units, which number of Units reflects the Special Distribution. Specifically, the various categories of assets comprising the Contributed Assets of WISCO are as follows:

               Shares of Wisconsin Tissue
                 de Mexico, S.A.
               Shares of Wisconsin Tissue
                  Management LLC
               Interest in Alsip Condominium Association
               Working Capital
               Land
               Buildings
               Equipment
               Inventory
               Goodwill

                               13

For purposes of maintaining the Company's books in accordance with Regulations Section 1.704-1(b)(2)(iv), the initial Gross Asset Value of each asset within each of the above categories shall be based on the relative Fair Market Values of the assets within each category.

          (b) Simultaneously with the execution of this Agreement, G-P is contributing to the Company the G-P Contributed Assets, as defined and identified in the Joint Venture Agreement, with an aggregate agreed value of $376,400,000 in exchange for 95 Units, which number of Units reflects the Special Distribution. Specifically, the various categories of assets comprising the Contributed Assets of G-P are as follows:

               Working Capital
               Land
               Buildings
               Equipment
               Inventory
               Goodwill

For purposes of maintaining the Company's books in accordance with Regulations Section 1.704-1(b)(2)(iv), the initial Gross Asset Value of each asset within each of the above categories shall be based on the relative Fair Market Values of the assets within each category.

          (c) Except as may otherwise be unanimously agreed to in writing by the Members, the Members shall have no right or obligation to make any additional Capital Contributions to the Company.

          (d) Unless otherwise unanimously agreed by the Members, any additional Capital Contributions made by the Members shall be made in accordance with the Members' respective
Percentage Interests, and additional Units shall be issued in respect of any such additional Capital Contributions pro rata based on the Members' respective Percentage Interests.

     Section 3.2    Loans from Members.

          Loans by a Member to the Company shall not be considered Capital Contributions. Such loans shall bear interest at arm's length market rates and may contain other customary commercial terms as agreed by the Company and the Member;
provided, however, that any such loans shall be fully subordinated to the Company Debt and the Permanent Company Debt in accordance with terms that are reasonably acceptable to each Member. If any Member shall advance funds to the Company in excess of the amounts required hereunder to be contributed by such Member to the capital of the Company, such advances shall not increase the Capital Account of such Member. The amounts of any such advances shall be a debt of the Company to such Member and shall be payable or collectible only out of Company assets in accordance with the terms and conditions upon which such advances are made. The repayment of debt owed to a Member upon

                               14

liquidation of the Company shall be subject to the order of priority set forth in Section 8.2.

     Section  3.3     Restrictions Relating to  Capital;  Company
Property.

          (a) Except as otherwise provided herein or by the Delaware Act, no Member shall have the right to withdraw, or receive any return of, all or a portion of such Member's Capital Contribution, nor shall any Member have the right to demand and receive property other than cash in return for its Capital Contribution, except as provided in Section 8.3(a).

          (b)   No  interest  shall be paid  by  the  Company  on
Capital   Contributions  or  on  balances  in  Members'   Capital
Accounts.

          (c) All Company Property, whether contributed by a Member or otherwise acquired by the Company, shall be owned by the Company as a separate legal entity and no Member shall have any right of partition with respect to any Company Property. The Board shall cause the Company to execute, file and record such documents as may be necessary or appropriate to reflect the Company's ownership of Company Property in appropriate public offices.

          (d) No Member shall be liable to the Company or to any other Member to restore any deficit balance in its Capital Account (except as may be required by the Delaware Act) or to reimburse any other Member for any portion of such other Member's investment in the Company. No Member shall have priority over any other Member, either as to the return of its Capital Contribution or as to income, losses, interest, returns, or distributions, except for the priority of the WISCO Member with respect to the Special Distributions and as set forth in Section 8.3(a).

          (e) The Company shall not enter into any transaction, other than the Ancillary Agreements, with any Member or any Affiliate of any Member except on arms length terms.

     Section 3.4    Tax Treatment.

          It is the intention of the Members that the Company shall be taxed as a "partnership" for United States federal, state and local income tax purposes, and, except as otherwise required by law, no Member shall take any action inconsistent with the classification of the Company as a partnership for U.S. tax purposes, including any action to cause the Company to be treated as an association taxable as a corporation for U.S. tax purposes.

     Section 3.5    Allocation of Profits.

          After giving effect to the special allocations set forth in Sections 3.7 and 3.8, Profits for any Fiscal Year shall be allocated among the Members in proportion to their respective
Percentage Interests.

                               15


     Section 3.6    Allocation of Losses.

          After giving effect to the special allocations set forth in Sections 3.7 and 3.8, Losses for any Fiscal Year shall be allocated as set forth in Section 3.6(a), subject to the limitation in Section 3.6(b).

          (a) Losses for any Fiscal Year shall be allocated among the Members in proportion to their respective Percentage
Interests.

          (b) The Losses allocated pursuant to Section 3.6(a) shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to
Section 3.6(a), the limitation set forth in this Section 3.6(b) shall be applied on a Member by Member basis so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

     Section 3.7    Special Allocations.

          The following special allocations shall be made in the following order:

          (a) Minimum Gain Chargeback Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.7(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

          (b) Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and

                               16

1.704-2(j)(2)  of  the  Regulations.   This  Section  3.7(b)   is
intended  to  comply with the minimum gain chargeback requirement
in   Section  1.704-2(i)(4)  of  the  Regulations  and  shall  be interpreted consistently therewith.

          (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Section 1.704-1(b)(2)(ii)(d)(4),
Section         1.704-1(b)(2)(ii)(d)(5)        or         Section
1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 3.7(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this
Article III have been tentatively made as if this Section 3.7(c) were not in the Agreement.

          (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is treated as obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) by virtue of such Partner's guarantee or indemnity with respect to the Company Debt, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 3.7(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Section 3.7(c) and this Section 3.7(d) were not in the Agreement.

          (e) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year shall be allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations
Section 1.704-2(i)(1).

          (f) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in proportion to their respective Percentage Interests.

          (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their Interests in the Company in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                               17


          (h) In the event that the Company makes a distribution to WISCO pursuant to Section 3.15 hereof, then WISCO shall be specially allocated items of Company income and gain from each Fiscal Year in which such distribution is made (and, if necessary, subsequent Fiscal Years in the case of distributions under Section 3.15(a) or (b)) in an amount equal to the total of such distributions made to WISCO.

     Section 3.8    Offsetting Special Allocations.

          The  allocations  set  forth in  Sections  3.6(b),  and
3.7(a),  (b),  (c),  (d),  (e), (f),  and  (g)  (the  "Regulatory
Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.8. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Board shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.5, 3.6(a) and 3.7(h). In exercising its discretion under this Section 3.8, the Board shall take into account future Regulatory Allocations under Sections 3.7(a) and 3.7(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 3.7(e) and 3.7(f).

     Section 3.9    Other Allocation Rules.

          (a) Profits, Losses, and any other items of income, gain, loss or deduction shall be allocated to the Members pursuant to this Article III as of the last day of each Fiscal Year; provided that Profits, Losses and such other items shall also be allocated at such times as the Gross Asset Values of Company Property are adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value.

          (b) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board using any permissible method under Code Section 706 and the Regulations thereunder.

          (c)   All  allocations to the Members pursuant to  this
Article III shall, except as otherwise provided, be divided among them in proportion to their respective Percentage Interests.

          (d)    The   Members  are  aware  of  the  income   tax
consequences of the allocations made by this Article III and hereby agree to be bound by the provisions of this Article III in reporting their shares of Company income and loss for income tax purposes, except to the extent otherwise required by law.

          (e)   Solely  for  purposes of determining  a  Member's
proportionate  share of the "excess nonrecourse  liabilities"  of
the     Company     within    the    meaning    of    Regulations

                               18

Section 1.752-3(a)(3), the Members' interests in Company profits are in proportion to their Percentage Interests.

          (f) To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Board shall endeavor to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

     Section 3.10   Tax Elections.

          The Company shall make the following elections on the appropriate tax returns:

           (a) to adopt the accrual method of accounting, if permitted by the Code, and to keep the Company's books and records in a manner consistent therewith;

           (b) to elect to amortize the organizational expenses and the start-up expenditures of the Company ratably over a period of sixty (60) months as permitted by Sections 709(b) and 195(b) of the Code;

           (c)   if so requested by any Member, an election under
Section 754 of the Code to adjust the basis of the Company's property in the circumstances described therein; and

           (d) any other election not inconsistent with this Agreement or the Joint Venture Agreement that the Tax Matters
Member may deem appropriate and in the best interests of the Members.

Neither the Company nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law.

     Section 3.11   Tax Allocations; Code Section 704(c).

      In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Contributed Asset shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Contributed Asset to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with subparagraph (i) of the definition of "Gross Asset Value").

      In addition, in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of the "Gross Asset Value," subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

      The Company shall adopt and use only the "traditional method" permitted by the Regulations under Code Section 704(c), and therefore shall not make any curative allocations and/or

                               19

remedial allocations. Allocations pursuant to this Section 3.11 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

     Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as the Percentage Interest for the Fiscal Year.

     Section 3.12   Tax Matters Member.

          The Member having the highest Percentage Interest shall be the tax matters partner (the "Tax Matters Member") of the Company pursuant to Section 6231(a)(7) of the Code. Such Member shall take such action as may be necessary to cause each other Member to become a notice partner within the meaning of Section 6223 of the Code. Such Member shall inform each other Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving prompt notice thereof. The Company agrees to defend, indemnify and hold harmless the Tax Matters Member from and against all claims and damages relating to actions taken in good faith in discharging its responsibilities as Tax Matters Member.

     Section 3.13   Regular Distribution Policy.

          (a) The Board shall determine from time to time, in its complete discretion whether and to what extent the Company shall distribute any portion of available Distributable Cash to Members; provided, however, that aside from the Special Distribution, distributions declared or made on or before January 1, 2002 shall not exceed the Company's "net cash flow from operations" as determined under Section 1.707-4(b), unless unanimously approved by the Members. All funds distributed to the Members pursuant to this Section 3.12 shall be distributed to them in accordance with their respective Percentage Interests.

          (b) Subject to Section 8.3 hereof, to the extent that the Board approves any distribution that consists of property of a type or in a form other than cash, the types and forms of such property shall be allocated in an equitable manner among the Members entitled thereto, such that each Member shall, except for immaterial variances, receive the same type or form of property.

          (c) Any distributions to be made by the Company shall be made only to the extent permitted by the Company Debt and any other Financing Agreements to which any Company Group Affiliate is a party and only if and to the extent permitted by applicable Law (including, without limitation, Sections 18-607 and 18-804 of the Delaware Act).

     Section 3.14   Special Distribution.

          Simultaneous with the Closing, the Company shall use the net proceeds of the Company Debt (after deducting borrowing expenses) to make the Special Distribution to the WISCO Member in an amount that will result in the WISCO Member's Percentage

                               20

Interest equaling 5%. The amount of the Special Distribution shall be determined in accordance with Section 2.1(b) of the Joint Venture Agreement.

     Section 3.15   Accelerated Gains Tax Liability of WISCO.

          (a) If (on one or more occasions) prior to the tenth anniversary of the Closing Date, the Company sells or otherwise disposes of all or any part of the WISCO Contributed Assets, and if WISCO therefore incurs and pays (either directly or as an offset against a tax refund or overpayment of tax) federal and/or state income tax liabilities (on a cumulative basis, taking into account all such sales or other dispositions) exceeding $22 million as a result of the allocation to it of income or gain(s) recognized by the Company from such sales or dispositions (up to the total Built In Gain with respect to the WISCO Contributed Assets sold or disposed of, determined by assuming, absent a Final Determination or receipt by CSK of a Tax Opinion, that no income or gain is recognized by WISCO on the transfer of such assets to the Company), then the Company shall distribute to WISCO (after each such occasion and within 10 days after WISCO has demonstrated to the Company's reasonable satisfaction the appropriate amount to be distributed) an amount of money equal to the actual amount, if any, of WISCO's total federal and state income tax liability in excess of $22 million resulting from the allocation to it of income or gain so recognized by the Company. No distribution to WISCO under this Section 3.15(a), however, shall be made with respect to the Company's sale of inventory, the collection or disposition of accounts receivable, or the retirement of other assets in the ordinary course of operating the WISCO Business (it being understood that the disposition or partial liquidation of a manufacturing facility or of any stock or other equity interest in any WISCO Contributed Subsidiary shall not be considered to be a transaction in the ordinary course of business) regardless of whether the $22 million limit otherwise has been exceeded.

          (b) (i) Subject to the compliance of WISCO with its obligations under clause (ii) of this Section 3.15(b), if (on one or more occasions) the Company or G-P (other than satisfying its obligations under the G-P Guarantee) pays all or any part of the principal amount of the Permanent Company Debt prior to the thirtieth (30th) anniversary of the Closing Date, or if the Company takes any action prior to such thirtieth (30th) anniversary that would result in a reduction, after the funding of the Permanent Company Debt, of the portion of such debt for which WISCO "bears the economic risk of loss" within the meaning of Section 1.752-2 of the Regulations, then the Company shall distribute to WISCO (after each such occasion and within 10 days after WISCO has demonstrated to the Company's reasonable satisfaction the appropriate amount to be distributed) an amount of money equal to the actual increase, if any, in WISCO's total federal and state income tax liability incurred and paid by WISCO (either directly or as an offset against a tax refund or overpayment of tax) as a result of such payment or other action by the Company. Similar principles shall apply if the Company repays the principal amount of the Company Debt other than by replacing such debt with the Permanent Company Debt as provided in Section 3.17 hereof. WISCO has determined that it "bears the economic risk of loss" within such meaning for the Company Debt up to the amount of the Special Distribution as of the Closing Date and acknowledges that it will need to make a similar determination with respect to the Permanent Company Debt, and the Members acknowledge that no distribution will be made pursuant to this Section 3.15(b) to compensate WISCO for any tax liability attributable to the incorrectness of WISCO's determinations.

                               21


               (ii)   The  Members acknowledge that  the  Company
shall replace the Company Debt and may replace the Permanent Company Debt from time to time with other indebtedness so long as
(x) such replacement does not result in a reduction in the total amount of Company indebtedness for which WISCO "bears the economic risk of loss," (y) such indebtedness is on terms that are no less favorable to the Company (taking into account the Company's credit rating) than prevailing terms in the credit markets in all material respects at the time such indebtedness is incurred, and (z) the Company shall have provided notice to WISCO of the terms of such indebtedness as soon after agreeing to such terms as is reasonably practicable. WISCO hereby agrees to cooperate to the extent reasonably required to facilitate such one or more refinancings, including but not limited to, executing agreements (in form and substance reasonably satisfactory to WISCO) necessary for it to "bear the economic risk of loss" for such replacement indebtedness in an amount not less than the Special Distribution. In such event, any such replacement indebtedness (and any and all subsequent replacement indebtedness) shall be treated as Permanent Company Debt for purposes of this Section 3.15(b).

          (c) For the avoidance of doubt, the Members acknowledge that no distribution will be made pursuant to this
Section 3.15 as a result of the exercise of the WISCO Put, nor shall any distribution be made pursuant to this Section 3.15 to compensate WISCO for any tax liability resulting from any treatment of the contribution of the WISCO Contributed Assets to the Company as a sale in whole or in part for federal and/or state income tax purposes (such treatment being evidenced by a Final Determination or by a Tax Opinion). In making any determination of the appropriate amount to be distributed pursuant to this Section 3.15, any effect on WISCO's taxable income and/or gain resulting from any distribution made to WISCO pursuant to this Section 3.15, or from any corresponding special allocation of income under Section 3.7(h), shall be disregarded.

          (d) If G-P purchases WISCO's Interest in the Company pursuant to Section 7.2(b) hereof, or if a Voluntary Dissolution Event Without WISCO's Consent occurs, then the Company shall distribute to WISCO an amount of money equal to the lesser of the following two amounts: (i) the amount of federal and state income tax liability that WISCO actually incurred and paid (either directly or as an offset against a tax refund or overpayment of tax) as a result of the income and/or gain it recognized on the sale of its Interest to G-P (or an Affiliate of G-P) pursuant to
Section 7.2(b) or Section 8.5(b) hereof, or upon the receipt of distributions in liquidation of its Interest pursuant to Section
8.2 hereof, or (ii) the amount of federal and state income tax liability that WISCO would have incurred on the sale of its Interest to G-P (or an Affiliate of G-P), or upon the receipt of distributions in liquidation of its Interest, if the income or gain recognized from such sale or liquidation were an amount equal to the excess of (x) the aggregate Built In Gain in all of the WISCO Contributed Assets over (y) any such Built In Gain previously recognized by WISCO. For purposes of clause (y) of the preceding sentence, the following items shall be treated as recognized Built In Gain: (1) any gain actually recognized by WISCO from action taken by the Company with respect to the Company Debt if such action would give rise to a distribution obligation under Section 3.15(b) and (2) any Built In Gain in
WISCO Contributed Assets consisting of inventory or accounts receivable (whether or not recognized). For purposes of this
Section  3.15(d), in computing the amount of income  and/or  gain

                               22

recognized by WISCO on the sale its Interest pursuant to Section 7.2(b) or Section 8.5(b) hereof, or upon the receipt of distributions in liquidation of its Interest pursuant to Section
8.2 hereof, there shall be included in the amount realized by WISCO the entire amount of Company Debt (including for this purpose the Permanent Company Debt) for which WISCO "bears the economic risk of loss" within the meaning of Section 1.752-2 of the Regulations immediately before such sale or liquidation,
regardless   of   whether  the  indemnity  agreement   or   other
arrangement causing WISCO to "bear the economic risk of loss" remains in effect after such sale or liquidation. The Company shall distribute to WISCO the amount determined in this Section 3.15(d) within 10 days after WISCO has demonstrated to the Company's reasonable satisfaction the amount to be distributed. If, following a Voluntary Dissolution Event Without WISCO's Consent, the Company does not have sufficient funds to make the distribution to WISCO required under this Section 3.15(d), G-P shall pay WISCO the amount of any shortfall.

          (e)   If  any  distribution to WISCO pursuant  to  this
Section 3.15 is smaller than it otherwise would have been because the event triggering the Company's obligation to make the distribution reduced, eliminated, or prevented the creation of or addition to a net operating loss carryover, capital loss carryover, tax credit carryover, or other tax attribute of WISCO (collectively, a "WISCO Tax Attribute"), then the Company shall distribute to WISCO (within 10 days after WISCO has demonstrated to the Company's reasonable satisfaction the amount to be distributed) an amount equal to any actual increase in WISCO's federal and state income tax liability in one or more prior or subsequent taxable years of WISCO, but only to the extent that such increased liability is attributable to the decrease in such WISCO Tax Attribute.

          (f) Upon the occurrence of an event requiring a distribution to WISCO under Section 3.15(b) or (d), the amount of such distribution shall be increased pursuant to this Section
3.15(f) if WISCO has theretofore incurred and paid (either directly or as an offset against a tax refund or overpayment of tax),  and  has not been indemnified by the Company  pursuant  to
Section 3.15(a) (due to the $22 million limit), federal and/or state income tax liabilities resulting from the allocation to WISCO of Built In Gain in the WISCO Contributed Assets upon the Company's sale or other disposition of all or any part of such assets. The amount of the increased distribution, if any, under this Section 3.15(f) shall be determined by multiplying (i) the federal and/or state income tax liabilities actually incurred and paid by WISCO (either directly or as an offset against a tax refund or overpayment of tax) from asset sales or other dispositions by the Company to the extent that such liabilities were not indemnified by the Company under Section 3.15(a) by reason of the $22 million limit times (ii) the "Built In Gain Percentage." For purposes of this Section 3.15(f), the "Built In Gain Percentage" in the case of a distribution to WISCO pursuant to Section 3.15(b) is the percentage obtained by dividing (i) the income or gain actually recognized by WISCO from action taken by the Company with respect to the Company Debt or the Permanent Company Debt if such action would give rise to a distribution obligation under Section 3.15(b) by (ii) the aggregate Built In Gain in all of the WISCO Contributed Assets. In the case of a distribution to WISCO pursuant to Section 3.15(d), the "Built In Gain Percentage" is 100%.

          (h)   Notwithstanding anything to the contrary in  this
Section 3.15, no distribution shall be made to WISCO pursuant to this Section 3.15 prior to the day after the second anniversary

                               23

of the Closing Date. If a distribution otherwise would have been due to WISCO under this Section 3.15 before the second anniversary of the Closing Date, the amount of the distribution shall be increased by an amount computed like interest at the prime rate published in the "Money Rates" table (or any successor thereto) of The Wall Street Journal from time to time from the date such distribution otherwise would have been due.

          (i) For purposes of applying this Section 3.15, the Company's adjusted basis for federal and state income tax purposes in the stock of Wisconsin Tissue de Mexico, S.A. de C.V. immediately after the contribution of such stock to the Company shall be increased by the amount of any intercompany loss with respect to such stock recognized by the CSK Group as a result of the contribution. WISCO shall inform the Company of the amount of any such recognized loss on or before September 15, 2000, and shall inform the Company of any adjustments to the amount of such recognized loss promptly after any such adjustment is made (whether by the CSK Group or by the Internal Revenue Service).

     Section 3.16   Sharing of Company Tax Benefits.

          (a) (i) The Members believe that the contribution of the WISCO Business constitutes a nonrecognition transaction pursuant to Section 721(a) of the Code, and the Members and the Company shall report and otherwise treat the transfer of the
WISCO   Contributed   Assets  to  the   Company   as   solely   a
nonrecognition transaction pursuant to Section 721(a) of the Code on all relevant tax returns and reports unless there is a Final Determination to the contrary or CSK receives a Tax Opinion to the contrary. In addition, unless there is a Final Determination to the contrary or CSK receives a Tax Opinion to the contrary, the Members and the Company agree to treat any excess of the
Special Distribution over WISCO's "allocable share" of the Company Debt (within the meaning of Regulations Section 1.707-5(b)), and any excess of the Special Distribution over WISCO's "allocable share" of the Permanent Company Debt (within the meaning of Regulations Section 1.707-5(b)), as reimbursements of capital expenditures incurred by WISCO with respect to the WISCO Contributed Assets during the two-year period prior to the Closing Date to the extent permitted by Regulations Section 1.707-
4(d).   If  CSK  receives a Tax Opinion or, prior to  the  eighth
anniversary  of the Closing Date, there is a Final  Determination
that   the  transfer  of  the  WISCO  Business  to  the   Company
constituted a sale to the Company (in whole or in part) for federal income tax purposes, then WISCO and G-P shall jointly determine the change in the Company's adjusted basis for federal income tax purposes in the WISCO Contributed Assets (such change being referred to herein as the "Sale Step-Up").

               (ii) If the Company is dissolved because of an Involuntary Dissolution Event and WISCO recognizes taxable income and/or gain resulting from the receipt of liquidating distributions pursuant to Section 8.2 hereof or upon the sale of its Interest pursuant to Section 8.5 hereof, then WISCO and G-P shall jointly determine the change, if any, in the Company's (or G-P's) adjusted basis for federal income tax purposes in the WISCO Contributed Assets (such change being referred to herein as the "Involuntary Dissolution Step-Up," and together with the Sale Step-Up, the "Step-Up").

                               24


          (b) Within 10 days after G-P or an Affiliate of G-P files any federal or state income tax return (including for this purpose any amended return or claim for refund) with the Internal Revenue Service or the applicable state income tax authority, G-P shall pay to WISCO an amount equal to one-half of the net income tax benefit to G-P or the Affiliate reflected on such return to the extent that such benefit is attributable to the Step-Up. In the case of any tax return described in the preceding sentence in which a net operating loss or a net capital loss is reported, the net income tax benefit attributable to the Step-Up shall be determined as if each deduction or recognized loss of G-P (or its Affiliate) claimed on such return were used in proportion to (i) the total amount of deductions or losses claimed on such return before creating any net operating loss or net capital loss, divided by (ii) the total amount of deductions or losses claimed on such return (taking into account the amount of deductions and losses resulting in a net operating loss or net capital loss for the year). Any deduction resulting from a net operating loss carryover, and any net capital loss carryover used to offset a recognized capital gain, shall be treated as a deduction or loss attributable to the Step-Up in proportion to a fraction, the numerator of which is any portion of a deduction or loss attributable to the Step-Up that is deemed not to have been used previously and the denominator of which is the total amount of the deduction resulting from the net operating loss carryover or, as the case may be, the total amount of the capital loss carryover that is used to offset a recognized capital gain. To the extent that G-P or its Affiliate receives (either directly or as an offset against a liability) a payment of interest or realizes a reduction in interest expense as a result of filing a tax return described in the first sentence of this Section 3.16(b), G-P shall pay to WISCO an amount computed in the same manner as such interest on the amount described in such sentence.

          (c) If CSK receives a Tax Opinion or, prior to the eighth anniversary of the Closing Date, there is a Final Determination that the transfer of the WISCO Business to the Company constituted a sale to the Company (in whole or in part) for federal income tax purposes, and the WISCO Put is exercised in full following receipt of such Tax Opinion or such Final
Determination, G-P shall continue to make payments to WISCO pursuant to Section 3.16(b) hereof until the net income tax benefit attributable to the Step-Up is exhausted. If, however, WISCO exercises the WISCO Put (in whole or in part) prior to CSK's receipt of a Tax Opinion or prior to a Final Determination that the transfer of the WISCO Business to the Company constituted a sale to the Company (in whole or in part) for federal income tax purposes, G-P's payment obligation under
Section 3.16(b) shall not apply to any income tax deductions or losses attributable to the Step-Up which are claimed in any taxable year (or portion thereof, determined by pro rating the number of days in such taxable year) of G-P (or its Affiliate) that occurs after the first such exercise of the WISCO Put.

          (d)  If G-P makes a payment to WISCO under this Section
3.16 and if WISCO and G-P jointly determine that there should have been no change in the basis of assets or that the change was more or less than the amount they originally determined, then (i) the amount of G-P's income tax savings previously determined shall be redetermined to reflect the correct change (or no change) in the basis of assets, and (ii) WISCO shall refund to G-P or G-P shall pay to WISCO, as appropriate, the difference between the total amount previously paid by G-P to WISCO under this Section 3.16 and the total amount that should have been paid based on the redetermined tax savings. To facilitate the application of this Section 3.16(d), each party shall promptly

                               25

notify  the other of any event (of which the party becomes aware)
that   the   party  believes  likely  would  give   rise   to   a
redetermination under this Section 3.16(d).

     Section 3.17   Permanent Company Debt.

          The Company shall refinance the Company Debt (in accordance with Section 3.15(b)(ii)) with new non-amortizing indebtedness that remains outstanding for an aggregate term (taking into account the initial refinancing and any subsequent refinancings) of 30 years from the maturity date of the Company Debt (the "Permanent Company Debt"). The principal amount of the Permanent Company Debt shall be equal to the Company Debt plus an amount of expenses incurred in obtaining the Permanent Company Debt (including any refinancings thereof) that does not exceed the difference between (i) $8,000,000 in the aggregate and (ii) the amount of any borrowing expenses that were incurred to obtain the Company Debt and added to the principal amount thereof. After deducting such expenses, the net proceeds of the Permanent Company Debt shall be used solely to repay in full the principal amount of the Company Debt (or, in the case of refinancings of Permanent Company Debt, such refinanced Debt). In accordance with Section 3.15(b)(ii), WISCO hereby agrees to cooperate to the extent reasonably required to facilitate the obtaining of the Permanent Company Debt, including but not limited to, executing agreements (in form and substance reasonably satisfactory to WISCO) necessary for it to "bear the economic risk of loss" for such debt in an amount not less than the Special Distribution. The Company agrees that the Permanent Company Debt shall be issued pursuant to an indenture or credit agreement that contains covenants that are substantially similar to those contained in the G-P Member's public bond indenture dated March 1, 1983, from G-P to Chase Manhattan Bank National Association, as trustee, a copy of which has been provided to the WISCO Member. Further, the G-P Member shall fully and unconditionally guarantee all refinancings of the Company Debt or Permanent Company Debt (such guarantee to be in substance sufficient for G-P to bear the "economic risk of loss" for such Debt, but for the WISCO Debt
Indemnity  (the  "G-P Guarantee")), subject to an indemnity  from
WISCO  on  substantially  the  same  terms  as  the  WISCO   Debt
Indemnity.

          In addition, at all times that WISCO is subject to any continuing liability under a WISCO debt indemnity (the "WISCO Indemnity Period"), the Company agrees (and each of the G-P Member and WISCO Member agrees to cause the Company) to abide by the following covenants:

          (a) Notwithstanding Section 3.13 hereof, in the event the Company or any of its Subsidiaries sells any assets (other than sales of inventory in the ordinary course of its business) or incurs any indebtedness in addition to the Permanent Company Debt, the proceeds of such sales or borrowings may not be distributed to Members, or loaned or contributed to any Person (including, without limitation, Subsidiaries of the Company); provided, however, that the Company or any of its Subsidiaries shall be permitted to lend such proceeds to G-P or a Subsidiary of the Company (such loan to be evidenced by a G-P note or Company Subsidiary note, as the case may be, that is not subordinated to G-P's or such Company Subsidiary's, as the case may be, other senior unsecured debt).

                               26


          (b) Neither the Company nor any of its Subsidiaries shall guarantee the debt or other obligations (the "Obligations") of any other Person (including, without limitation, Subsidiaries of the Company) other than in the ordinary course, consistent with the past practices of either Business, except that (i) the Company or such Subsidiary shall be permitted to guarantee the Obligations of G-P (including, without limitation, Obligations pursuant to G-P's senior bank credit agreement), and (ii) the Company or such Subsidiary shall be permitted to guarantee the Obligations of other Persons, provided that, with respect to clause (ii) hereof, G-P has also guaranteed such Obligations on terms that provide that the beneficiaries of such guarantees will exhaust their rights and remedies against G-P before exercising any rights or remedies against the Company or such Subsidiary, as the case may be, pursuant to its guarantee.

          (c) In addition to the negative pledge provisions to be included in the indenture or credit agreement for the Permanent Company Debt, neither the Company nor any Subsidiary of the Company shall grant any liens or encumbrances on any of its assets to secure Obligations of any other Person (including, without limitation, Subsidiaries of the Company), except (i) the Company or such Subsidiary of the Company shall be permitted to grant liens to secure Obligations of G-P, and (ii) the Company or such Subsidiary of the Company shall be permitted to grant liens on its assets to secure Obligations of other Persons, provided that with respect to clause (ii), G-P has guaranteed such Obligations on terms that provide that the beneficiaries of such Obligations will exhaust their rights and remedies against G-P before exercising any rights or remedies with respect to the pledged assets of the Company or such Subsidiary of the Company, as the case may be.

          (d) In connection with the G-P guarantees referred to in the provisos of clauses (b) and (c) of this section, G-P agrees to provide the WISCO Member with the proposed form of such guarantee (which shall be the same in all material respects as the actual guarantee entered into by G-P in connection with the subject transaction) as soon as practicable, but in any event within five (5) Business Days prior to G-P's execution of such guarantee.

          (e) If the WISCO Debt Indemnity has terminated in accordance with its terms, this Section 3.17 shall have no further effect.









                               27

                           ARTICLE IV
                           MANAGEMENT

     Section 4.1    General.

          Subject to the delegation of rights and powers provided herein, the Board shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. No Member, by reason of its status as such, shall have any authority to act for or bind the Company or otherwise take part in the management of the Company, but shall have only the right to vote on or approve the matters specifically provided herein or in the Delaware Act (or hereafter specified by the Board) to be voted on or approved or determined by the Members.

     Section 4.2    Board Composition.

          The Board shall consist of 5 Managers or such other number as the Board shall determine. Each Member shall have the right to designate such number of Managers (rounded up or down to the nearest whole number) as is in proportion to its respective Percentage Interest; provided that the WISCO Member shall, so long as it holds any Units in the Company, be entitled to appoint at least one Manager to the Board. Each of CSK and G-P shall provide notice of its initial designations of Managers in writing to the other on or prior to the Closing Date. Each Manager shall hold office until such Manager's resignation, removal, death or incapacity; provided, however, that if the number of Managers that a Member is entitled to designate is reduced by reason of a change in Unit ownership, the one or more affected Managers appointed by such Member shall automatically cease to be Managers (if more than one, in the reverse order of the date of their respective appointments).

     Section 4.3    Term; Removal; Vacancies.

          Managers shall hold office at the pleasure of the Member that designated them. Any Member may at any time, by written notice to the other Members and the Company, remove (with or without cause) any Manager designated by such Member. Subject to applicable Law and to the provisions of Section 4.2, a Manager may not be removed except by written request of the Member that designated the Manager. In the event a vacancy occurs on the Board for any reason, the vacancy will be filled by the written designation of the Member that designated the Manager creating the vacancy.

     Section 4.4    Notice; Quorum.

          Meetings of the Board may be called by any Manager on two Business Days' prior written notice to all Managers stating in general the purpose or purposes thereof; provided, however, that any Manager may waive such notice prior to, at or after the meeting. The presence in person of a majority of the Managers shall constitute a quorum for the transaction of business at any meeting of the Board. Each Member shall use its reasonable efforts to ensure that a quorum is present at any duly convened meeting of the Board and each Member may designate by written

                               28

notice to the others an alternate to act in the absence of any of its previously designated Managers at any such meeting. If at any meeting of the Board a quorum is not present, a majority of the Managers present may, without further notice, adjourn the meeting from time to time until a quorum is obtained.

     Section 4.5    Voting.

          (a) Each Manager shall be entitled to cast one vote on each matter considered by the Board. Except as otherwise expressly provided by this Agreement, the act of a majority of the Managers present at any meeting at which a quorum is present shall constitute an act of the Board.

          (b) The following matters shall require, in addition to any other vote required by applicable Law or as otherwise provided for herein, the affirmative vote of a majority of the Board in attendance, which majority must include a Manager designated by the WISCO Member:

               (i) except as provided in Article VIII hereof, and subject to applicable Law, any dissolution or liquidation of the Company;

               (ii) any merger, consolidation, conversion or other reorganization involving the Company, or the sale or other disposition of all or substantially all of the assets of the Company in one transaction or a series of related transactions;

               (iii)      the  admission of an additional  Member
except as provided in Section 7.1; and

               (iv) any amendment to or waiver or termination of, any Ancillary Agreement, which amendment or waiver or termination would have the effect of adversely altering the methodology for establishing the price of goods or the cost allocation of services provided to the Company in the Ancillary Agreements (other than the Parent Roll Supply Agreement) or adversely amend or waive Section 4.1 of the Parent Roll Supply Agreement or terminate the Parent Roll Supply Agreement.

          (c) Any Manager, when making any determination in such capacity, including voting or acting by consent with respect to any matter, shall be entitled to act in his or her discretion, considering only such interests and factors as such Manager desires, and such Manager shall have no duty or obligation to give any consideration to any interest of, or other factors affecting, the Company or any Member. Further, a Manager may consider and act in accordance with the interests of the Member appointing him or her, without regard to the other interests or factors, including any fiduciary duties, when acting on any matter presented to the Board for determination, and to the extent permitted by the Delaware Limited Liability Company Act, the Members hereby eliminate and waive any and all fiduciary duties and liabilities of the Manager and their Affiliates to the Company and any other Members.

                               29


     Section 4.6    Telephonic Meeting; Written Consents.

          (a) Any meeting of the Board may be held by conference telephone or similar communication equipment so long as all Managers participating in the meeting can hear one another. All Managers participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

          (b) Any action to be taken by the Managers at a meeting of the Board may be taken without such meeting by the written consent of a majority of the Managers then in office (or such higher number of Managers as is required take such action under the terms of this Agreement or applicable Law). Any such written consent may be executed and given by telecopy or similar electronic means and shall be filed with the minutes of the proceedings of the Board. If any action is so taken by the Board by the written consent of less than all of the Managers, prior notice of the taking of such action shall be furnished to each Manager, which notice shall include a copy of the proposed consent, as well as any other information provided by the Company to any Manager with such consent (provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice).

     Section 4.7    Committees of the Board; Officers.

          (a) The Managers may, by resolution (which resolution shall have been approved by the WISCO Manager), delegate any of the Board's powers to one or more committees of the Board, each consisting of one or more Managers (other than the power to take the actions specified in Section 4.5(b)). The Board, by resolution, may adopt further procedures relating to the conduct of business by any of the committees established by it.

          (b) The Company shall have such officers as shall be appointed by the Board, each having such powers and duties as shall be provided by resolution of the Board. In addition, the Board may appoint, employ or otherwise cause the Company to contract with such other Persons for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its discretion from time to time. The Board may delegate to any officer of the Company or to any such other Person such authority to act on behalf of the Company as the Board may from time to time determine appropriate in its discretion. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Board. The Managers shall not be responsible for any misconduct or negligence on the part of any officer, agent or other Person to whom authority is delegated, provided that such Person was appointed by the Managers with reasonable care.

     Section 4.8    Execution of Documents.

          No Manager (acting solely in his capacity as such) shall have any authority to bind the Company to any third party with respect to any action except pursuant to a resolution authorizing such action. Any Manager or officer of the Company, or any other persons specifically authorized by the Board, may execute any contract or other agreement or document on behalf of the Company and may execute on behalf of the Company and file with the Secretary of State of the State of Delaware any certificates or filings provided for in the Delaware Act. The

                               30

filing of the Certificate of Formation with the Secretary of State of the State of Delaware by the authorized person therein specified is hereby ratified and confirmed.

     Section 4.9    Reliance on Documents and Reports.

          A Manager shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its other Managers, Members, officers, employees or committees, or by any other Person, as to matters the Manager reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company (including, without limitation, information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid). In addition, the Managers may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by them, and reliance upon any opinion of any such Person as to matters which the Managers reasonably believe to be within such Person's professional or expert competence shall be full and complete protection in respect of any action taken or suffered or omitted by the Managers hereunder in good faith and in accordance with such opinion.

     Section 4.10   Standard of Care; Indemnification.

          Subject to Section 4.5(c), in carrying out his duties, a Manager or officer of the Company shall not be liable to the Company or to any Member for any actions taken in good faith and reasonably believed by the Manager or officer to be in, or not opposed to, the best interests of the Company Group, or for errors of judgment, neglect or omission, including any losses sustained, liabilities incurred, or benefits not derived by Members in connection with any action or inaction of the Manager, provided, however, that a Manager or officer shall be liable for his willful misconduct or gross negligence.

          (a) Each Manager shall, and each officer at the discretion of the Board may (as so indemnified, an "Indemnitee") be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and disbursements), judgments, fines, settlements and all other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of his status as a Manager or officer, or his management of the affairs of the Company, or which relate to the Company, its property, business or affairs, whether or not the Indemnitee continues to be a Manager or officer at the time any such liability or expense is paid or incurred, if the Indemnitee
(i) acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company Group and, (ii) with respect to any criminal proceeding, had no reasonable cause to believe his conduct to be unlawful; provided however, that no Indemnitee shall be entitled to indemnification if it shall be finally determined that such Indemnitee's act or omission constituted willful misconduct or gross negligence.

                               31


          (b) Expenses (including legal fees and disbursements) incurred in defending any proceeding shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified by the Company as authorized hereunder.

     Section 4.11   Member Action.

          In the event that any matter is required to be submitted to the Members for their approval under the terms of this Agreement or the Delaware Act, the following provisions shall apply:

          (a) The Members may vote on any such matter at a meeting to be held at such time and place as shall be designated by the Board. Any meeting of the Members may be held by conference telephone or similar communication equipment so long as all Members participating in the meeting can hear one another. All Members participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting. Members shall be given at least three Business Days' prior notice of any meeting; provided that any Member may waive such notice prior to, at or after the meeting. The notice shall specify the place, date and hour of the meeting and the general nature of the business to be transacted. Every Member entitled to vote or act on any matter at a meeting of Members shall have the right to do so either in person or by proxy.

          (b) Each Member shall be entitled to one vote for each Unit owned by it. At any meeting of Members, the presence in person or by proxy of Members having the right to vote more than 50% of the Units entitled to vote at such meeting shall constitute a quorum for the transaction of business. Except as otherwise required by this Agreement or applicable Law, the affirmative vote of Members having the right to cast more than 50% of the votes present at a meeting of Members at which a quorum is present is required to approve any action requiring the Members' approval at such meeting.

          (c) Any action that may be taken at any meeting of Members may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by all Members. Any such written consent may be executed and given by telecopy or similar electronic means and such consents shall be filed with the minutes of the proceedings of the Members.

     Section 4.12   Certain Transactions.

          (a) Without requirement of further consent or action of the Members or Managers of the Company, the Company is authorized to enter into the Joint Venture Agreement and each of the Ancillary Agreements and all other documents and agreements to be delivered by the Company at the Closing pursuant to the Joint Venture Agreement, to perform the Company's obligations thereunder, and to consummate the transactions contemplated thereby, all of which actions are approved, ratified and confirmed by the Members. Without limiting the foregoing, it is understood and agreed that, pursuant to the Management Agreement

                               32

(as defined in the Joint Venture Agreement) G-P shall, subject to the authority of the Board, be responsible for the management and operations of the Company.

          (b) Notwithstanding anything herein to the contrary, prior to agreeing to terminate any Ancillary Agreement (other than the Parent Roll Supply Agreement, which may not be terminated at any time that WISCO is a Member of the Company without the WISCO Manager's consent thereto), the Board must make a good faith determination that it no longer requires the services provided by G-P in such Ancillary Agreement.



                            ARTICLE V
                  ACCOUNTING, BOOKS AND RECORDS


     Section 5.1    Fiscal Year.

          The fiscal year and fiscal periods of the Company shall be the same as the fiscal year and fiscal periods of G-P, as the same may be changed or modified from time to time. The G-P Member shall give the WISCO Member prompt notice of any material change in the fiscal year or fiscal periods of G-P.

     Section 5.2    Books and Records.

          The Company shall keep at its principal executive offices books and records typically maintained by Persons engaged in similar businesses and which shall set forth a true, and complete account of the Company Business and affairs of the Company Group in all material respects. Such books and records shall be kept in accordance with GAAP in a manner reasonably designed to provide such information as well as permit preparation by Members of their Federal and State tax returns and to calculate EBITDA of the Company. Each of the Members and their respective authorized representatives (and with respect to the G-P Books the WISCO Member) shall have the right, at all reasonable times and upon reasonable advance written notice to the Company, at such Member's expense, to inspect, audit and copy the books and records of the Company Group (and with respect to the G-P Books the WISCO Member) for any purpose reasonably related to the Member's interests as a Member of the Company. A Member requesting any such access to books and records shall reimburse the Company or G-P, as the case may be, for any costs reasonably incurred by it in connection therewith.

     Section 5.3    Auditors.

          The CPA Firm of the Company shall be the same firm used by G-P, as such CPA Firm may be changed from time to time so long as it is an auditing firm of national standing.

     Section 5.4    Reporting.

          The Company shall use reasonable commercial efforts to deliver to each Member (i) prior to each fiscal quarter, a quarterly forecast of the results of operations of the Company

                               33

Group for such quarter, and, as soon as practicable, any material changes to such forecast; (ii) within 15 days after the close of each fiscal quarter, estimated financial statements for the
Company Group; (iii) within 30 days after the close of each fiscal quarter, an Unaudited Balance Sheet, Statement of Income and Statement of Cash Flows for the Company Group, together with the notes related thereto; and (iv) within 60 days after the close of each Fiscal Year, an Audited Balance Sheet, Statement of Income and Statement of Cash Flows for the Company Group for such Fiscal Year, together with the notes related thereto. The Members acknowledge and agree that the Members shall have no recourse against the Company or each other in the event the forecast is incorrect and that no Member shall be entitled to rely on such forecast for any purpose.

     Section 5.5    Banking.

          All funds of the Company received from any and all sources shall be deposited in the Company's name in such separate checking or other such accounts as shall be determined by the Board. In connection with the maintenance of such bank accounts, the Board shall designate those individuals who will have authority to write checks or otherwise disburse funds from such bank accounts on behalf of the Company in connection with its activities. Nothing contained herein shall be construed to limit the ability of the Company to obtain and utilize cash management services pursuant to the Management Agreement, as defined in the Joint Venture Agreement.

     Section 5.6    Tax Return Information.

          The Company shall prepare all federal, foreign, state and local income tax returns that the Company is required to file. Within 120 days following the close of each Fiscal Year, the Company shall send or deliver to each Person that was a Member at any time during such year such tax information as shall reasonably be required for the preparation by such Person of its federal, foreign, state and local income and other income tax returns.

     Section 5.7 Delegation of Responsibility for Accounting and Reports.

          Subject to the provisions of Section 5.3, the Board may cause the Company to contract with any other Person for the provision of any of the accounting, cash management and tax services required under Article III or this Article V and may pay reasonable compensation for such services.

                           ARTICLE VI
                         CONFIDENTIALITY


     Section 6.1    Confidentiality Obligation.

          The WISCO Member (and, in the case of Section 6.1(c) below, the Company) shall use (and shall ensure that each of its Affiliates shall use) all reasonable efforts to keep confidential (and to ensure that its officers, employees, agents and professional and other advisers keep confidential) the following ("Confidential Information"):

                                34


          (a) all technical information, formulae, designs, specifications, drawings, data, manuals, instructions and other know-how relating to the products and technical processes of the Company Group, the Company Business or the business of any other Member;

          (b) any information which the WISCO Member may have or acquire before or after the date of this Agreement with respect to the customers, business, assets or affairs of any G-P Group
Affiliate, or any Company Group Affiliate, resulting from:

               (i)  negotiating this Agreement, the Joint Venture
Agreement or any other agreement referred to in or entered into pursuant to this Agreement or the Joint Venture Agreement;

               (ii) being a Member in the Company;

               (iii)      appointing Managers to  the  Board  and
their exercise of their duties; or

               (iv) exercising its rights or performing its obligations under this Agreement;

          (c) any information which the Company may have or acquire before or after the date of this Agreement in relation to the customers, business, assets or affairs of any G-P Group Affiliate or any CSK Group Affiliate resulting from the exercise of its rights or performance of its obligations under this Agreement, the Joint Venture Agreement or any other agreement referred to in or entered into pursuant to this Agreement or the Joint Venture Agreement; or

          (d) any information which such Member may have or acquire before or after the date of this Agreement with respect to the customers, business, assets or affairs of the Company
Business.

     The  WISCO  Member (and, in the case of Section 6.1(c),  the
Company) shall not (and shall cause its Affiliates not to) disclose to any third party any Confidential Information without the consent of the G-P Member. In performing its obligations under this Article VI, the WISCO Member and the Company shall (and shall cause its Affiliates to) apply no lesser confidentiality standards and procedures than it applies generally in relation to its own confidential information. Notwithstanding anything herein to the contrary, for purposes of this Agreement, the term Confidential Information shall not include information of the type described in Sections 6.2(b) and 6.2(g).

     Section 6.2    Exceptions from Confidentiality Obligation.

          The obligation not to disclose Confidential Information to any third party under this Article VI does not apply to:

          (a) the disclosure (subject to Section 6.3) on a `need to know' basis to a company which is another CSK Group Member where the disclosure is for a purpose reasonably incidental to

                               35

this Agreement; including, without limitation, as necessary for the performance of its obligations under any Ancillary Agreement, in which case such company shall be subject to the confidentiality obligations of Article VI in this Agreement;

          (b) information which is independently developed by the WISCO Member or acquired from a third party to the extent that it is acquired with the right to disclose the same after the date hereof;

          (c) the disclosure of information to the extent required to be disclosed by law, any stock exchange regulation or any binding judgment, order or requirement of any court or other competent authority (subject to the obligation to consult with the G-P Member in advance and to take account of its reasonable requirements);

          (d) disclosure of information to lenders and rating agencies;

          (e) the disclosure of information to any tax authority to the extent reasonably required for the purposes of the tax affairs of the WISCO Member concerned or any Member of its Group;

          (f)   the  disclosure  (subject  to  Section  6.3)   in
confidence  to  the  WISCO  Member's  professional  advisers   of
information reasonably required to be disclosed for a purpose reasonably incidental to this Agreement; or

          (g)  information which becomes within the public domain
(otherwise than as a result of a breach of Article VI).

     Section 6.3    Employees, Agents and Advisers.

          The WISCO Member shall inform (and shall ensure that each of its Subsidiaries or Affiliates shall inform) any officer, employee or agent or any professional or other adviser advising it in relation to the matters referred to in this Agreement, or any other Person to whom it provides Confidential Information, that such information is confidential and shall instruct them (i) to keep it confidential and (ii) not to disclose it to any third party (other than those persons to whom it has already been disclosed in accordance with the terms of this Agreement). The disclosing Member is responsible for any breach of this Article VI by the person to whom the Confidential Information is disclosed.

     Section 6.4    Return of Confidential Information.

          If the Company dissolves and terminates, either the WISCO Member or the G-P Member may by notice to any other Member require the other Member to destroy or return the first Member's (but not the Company's) Confidential Information. In addition, if at any time either the WISCO Member or the G-P Member shall cease directly or indirectly to be a Member, the other Member may, by notice to the first Member, require the first Member to destroy or return the other Member's Confidential Information. If so, the first Member shall (and shall ensure that its Affiliates and its officers and employees shall):

                                36


          (a)    destroy  or  return  all  documents   containing
Confidential Information which have been provided by or on behalf of the Member demanding the return of Confidential Information;
and

          (b) destroy or return any copies of such documents and any document or other record (including in electronic form) reproducing, containing or made from or with reference to the Confidential Information

(except, in each case, for a record of any submission to or filings with governmental, tax or regulatory authorities or papers required for a Member's board or other corporate records or documents required in connection with litigation). The first Member shall return or destroy the Confidential Information as soon as practicable after receiving notice and, in the case of destruction, shall provide a certificate of an officer of that Member confirming that destruction.

           (c) The provisions of Section 6.4(a) shall not apply in the event of a dissolution and termination in which the Board has expressed its rights under Section 8.3(a) hereof.

     Section 6.5    Survival After Termination.

          The provisions of this Section 6.5 shall survive the dissolution and termination of the Company and any Transfer of a Member's Units. If either the WISCO Member or the G-P Member shall cease to be a Member following a Transfer of Units pursuant to this Agreement, then:

          (a) the term Confidential Information for the purposes of this Article VI shall extend to and include all Confidential Information held by CSK Group Members or G-P Group Members (as the case may be) about the other (excluding the Company) and the confidentiality obligations set out in Section 6.1 shall (subject to Section 6.2) thereafter apply to each CSK Group Member ceasing to be a Member (as the case may be) as if it were a Member; and

          (b) the provisions of Section 6.4 relating to return or destruction of Confidential Information shall similarly apply to such extended application of the term Confidential Information, pursuant to Section 6.5(a), as if it were Confidential Information of the remaining Member.


                           ARTICLE VII
             TRANSFER OF UNITS; PUT AND CALL RIGHTS

     Section 7.1    General.

          Except as permitted by Section 7.2, or with the prior written consent of all other Members, no Member will directly or indirectly (i) sell, assign, pledge, encumber, hypothecate, dispose of or otherwise transfer (collectively, "Transfer") any

                                 37

Units, or any interest in any Units, (ii) agree to any such Transfer or (iii) permit or suffer any such interest to be subject to Transfer, directly or indirectly, by merger or other operation of law, agreement or otherwise. Any purported Transfer in any manner not permitted by this Article VII shall be null and void and shall not be recognized or given effect by the Company or any Member; provided, however, that a change of control of CSK or G-P shall not be deemed to be a Transfer.

     Section 7.2    Put and Call Rights.

          (a) At any time on or after the third anniversary of the Closing Date, the WISCO Member shall have a right to sell to G-P, or to obligate the Company to redeem, in WISCO's sole discretion, all or any portion of the WISCO Member's Units (the "WISCO Put") at a purchase or redemption price, as the case may be, equal to the Formula Price multiplied by a fraction, the numerator of which shall be the number of Units being sold or redeemed and the denominator of which shall be the total number of Units of the Company then outstanding (the "Put Price");
provided, however, that WISCO shall not have the right to exercise the WISCO Put on more than (3) three occasions.

          (b) At any time commencing after the tenth anniversary of the Closing, G-P shall have the right to purchase, and the WISCO Member shall be obligated to sell, all but not less than all of the Units owned by the WISCO Member (the "G-P Call") at a purchase price equal to the Formula Price multiplied by a fraction, the numerator of which shall be the number of Units then owned by the WISCO Member and the denominator of which shall be the total number of Units of the Company then outstanding (the "Call Price").

          (c) In the event the WISCO Put or the G-P Call (either being referred to as "Option Right") is exercised, the following procedure shall be applicable:

               (i) The Member exercising its Option Right shall deliver a written notice to the other Member and the Company (the
"Exercise Notice").

               (ii) The Exercise Notice shall: (a) specify the identity of each Member electing to exercise an Option Right;
(b) specify the number of Units to be sold, purchased or redeemed pursuant to such Exercise Notice; and (c) be executed by a duly authorized officer of such Member.

               (iii) In the event of exercise of a WISCO Put, the G-P Member or the Company, as specified in any Exercise Notice regarding such WISCO Put, shall purchase and the WISCO Member shall sell the Units specified in the Exercise Notice. In the event of exercise of the G-P Call, the WISCO Member shall sell and the G-P Member shall purchase all Units owned by the WISCO Member.









                               38

               (iv) The closing of a Transfer pursuant to exercise of an Option Right (an "Option Closing") shall take place at a time and place to be designated by mutual agreement between the Members; provided, however, that the date designated for the Option Closing shall not be more than ten (10) Business Days from the date of receipt by the Company of the Exercise Notice. At the Option Closing, the WISCO Member shall deliver to the Company certificates representing the Units subject to the Exercise Notice (free and clear of all liens, charges and encumbrances) and the Company or the G-P Member, as applicable, shall pay to the WISCO Member the Put Price or the Call Price, as applicable, by cashier's or certified check payable to any such WISCO Member, or by wire transfer of immediately available funds to an account designated by such WISCO Member.

               (v) At the Option Closing, the WISCO Member shall execute and deliver such documents as reasonably requested by the G-P Member to fully transfer title to the Units subject to such Exercise Notice, including documents representing and warranting good and marketable title to such Units and that such Units are owned free and clear of all liens, charges and encumbrances.

     Section 7.3    Member Transfers.

          (a) Upon not less than fifteen (15) days advance written notice to the Company and effective as of the first day of the next calendar month, any Member may Transfer any of the Units held by it to any of its Affiliates and such transferee shall become a Member hereunder (an "Affiliate Member"), provided that (i) such transferee shall execute a counterpart of this Agreement, agreeing thereby to be bound by all of the provisions hereof and (ii) in the event that such transferee would at any time thereafter cease to be an Affiliate of the CSK Group or the G-P Group, as the case may be, then the Units so transferred to such former Affiliate shall be Transferred back to CSK or G-P, or an Affiliate of their respective Groups, as applicable, prior to such CSK Group Affiliate or G-P Group Affiliate ceasing to be such (and if such transfer back does not occur prior to the Affiliate ceasing to be such, the transaction which results in the transferee ceasing to be an Affiliate shall be deemed a Transfer which is subject to the restrictions of this Section 7.3).

          (b) Notwithstanding anything herein to the contrary, G-P or an Affiliate Member of G-P may transfer its Units or interests in its Units to any third party at any time after the
tenth  anniversary  of  the  date  hereof,  provided  that   such
transferee   shall  execute  a  counterpart  of  this  Agreement,
agreeing thereby to be bound by all of the provisions hereof.

     Section 7.4    Retirement.

          Any Member that Transfers all of its Units pursuant to the terms hereof shall be deemed to have retired and to have ceased to be a Member as of the effective date of such Transfer.

                                39


                          ARTICLE VIII
           DISSOLUTION AND WINDING UP; BUY OUT RIGHTS


     Section 8.1    Dissolution.

          Subject to Section 8.5 hereof, the Company may, at the sole discretion of the Board, be dissolved and its affairs wound up and terminated upon the first to occur of the following:

          (a) the unanimous consent of all Members to dissolve the Company, it being expressly understood that Section 18-
801(a)(3) of the Delaware Act shall not apply to the Company;

          (b)    the  sale  or  other  disposition  of   all   or
substantially all of the assets of the Company in one transaction or a series of related transactions;

          (c) the date the WISCO Member or the CSK Group holds less than 5% of the outstanding Units; and

          (d) the occurrence of an event causing a dissolution of the Company under Section 18-801 of the Delaware Act, unless the Company is continued as permitted under the Delaware Act.

     Section 8.2    Winding Up.

          If the Company is dissolved pursuant to Section 8.1, this Agreement shall remain in full force and effect and shall continue to govern the rights and obligations of the Members and Managers and the conduct of the Company during the period of winding up the Company's affairs. The Board shall apply and distribute the assets of the Company in the following order of priority (subject to Section 8.3), unless otherwise required by mandatory provisions of applicable law:

          (a)   to  satisfy  the Company Debt  or  the  Permanent
Company Debt;

          (b)   to  other  creditors, including Members  who  are
creditors,  to  the  extent  otherwise  permitted  by   law,   in
satisfaction of the liabilities of the Company (whether by payment, by the establishment of reserves of cash or other assets of the Company for contingent liabilities in amounts, if any, determined by the Board to be appropriate for such purposes or by other reasonable provision for payment), other than liabilities for distributions to Members and former Members under Sections 18-601 or 18-604 of the Delaware Act;

          (c) to Members and former Members in satisfaction of liabilities for distributions under 18-601 or 18-604 of the Delaware Act; and

          (d)   thereafter  to the Members in proportion  to  the
positive   balances   of   their  respective   Capital   Accounts
(determined  after allocating all income, gain,  deduction,  loss

                               40

and other like items arising in connection with the liquidation of Company assets and otherwise making all Capital Account adjustments required under the definition of Capital Account);

     Section 8.3    In-Kind Distributions.

          In the event of a dissolution or winding up of the Company, the Board shall, to the extent permitted by law, (a) distribute to the G-P Member the amount required by Section 8.2 in kind, from the Company's assets, and to the WISCO Member the amount required by Section 8.2 in cash, or (b) if the Board determines (which determination must include the affirmative vote or consent of the WISCO Manager) that a prompt sale of part or all of the Company's assets would be impractical or would cause undue loss to the value of Company assets, the Board may defer for a reasonable time (up to three (3) years) the liquidation of any assets, except those necessary to timely satisfy liabilities of the Company (other than those to Members), and/or may distribute to the Members, in lieu of cash, as tenants in common, undivided interests in such Company assets as the Board deems not suitable for liquidation. Any such in-kind distributions shall be made in accordance with the priorities set forth in Section
8.2 as if cash equal to the Fair Market Value of the distributed assets were being distributed. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as are reasonable and equitable and to any joint operating agreements or other agreements governing the operation of such properties at such time. The liquidating distributions to be made pursuant to this section shall be made within the time set forth in Regulations Section 1.704-1(b)(2)(ii)(b)(2).

     Section 8.4    Cancellation of Certificate of Formation.

          Upon the completion of the distribution of Company Property as provided in Sections 8.2 and 8.3, the Company shall be terminated, and the Board shall cause the cancellation of the Certificate of Formation and all qualifications of the Company as a foreign limited liability company and shall take such other actions as may be necessary to terminate the Company.

     Section 8.5    Buy Out Rights.

          In the event of the occurrence of any of the events described in Section 8.1, G-P shall have the option to either (a) cause the dissolution and wind up the Company pursuant to this
Article VIII; or (b) cause a Subsidiary of G-P to purchase the Units held by the WISCO Member at a purchase price calculated by multiplying the Formula Price times the WISCO Member's Percentage Interest, in which case the Company shall not be dissolved; or
(c) to the extent legally permissible, take no action and continue the existence of the Company. Such option shall be exercised, and notice of such exercise provided to the WISCO Member, within 120 days after the occurrence of any of such events described in Section 8.1.






                                41


                           ARTICLE IX
                  CERTIFICATES EVIDENCING UNITS

     Section 9.1    Certificates.

          The Units owned by each Member shall be evidenced by one or more Certificates. Each Certificate shall be executed by such Managers or such officers of the Company as the Board shall designate.

     Section 9.2    Register.

          The Company shall keep or cause to be kept a register in which, subject to such regulations as the Board may adopt, the Company will provide for the registration of Units and the registration of Transfers of Units. Upon surrender for registration of Transfer of any Certificate, and subject to the further provisions of this Section 9.2 and Section 9.3 and the limitations on Transfer contained elsewhere in this Agreement, the Company will cause the execution, in the name of the registered holder or the designated transferee, of one or more new Certificates, evidencing the same aggregate number of Units as did the Certificate surrendered or such other number as is appropriate in the event such Transfer is pursuant to exercise of an Option Right. Every Certificate surrendered for registration of Transfer shall be duly endorsed, or be accompanied by a written instrument of Transfer in form satisfactory to the Board, duly executed by the registered holder thereof or such holder's authorized attorney.

     Section 9.3    New Certificates.

          The Company shall issue a new Certificate in place of any Certificate previously issued if the record holder of the Certificate (i) makes proof by affidavit, in form and substance satisfactory to the Board, that a previously issued Certificate has been lost, destroyed or stolen, (ii) requests the issuance of a new Certificate before the Company has received notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim, (iii) if requested by the Board, delivers to the Company a bond, in form and substance satisfactory to the Board, with such surety or sureties and with fixed or open liability as the Board may direct, to indemnify the Company, as registrar, against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate, and (iv) satisfies any other reasonable requirements imposed by the Board.

     Section 9.4    Interest as a Security.

          A Unit in the Company evidenced by a Certificate shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction. Delaware law shall constitute the local law of the Company's jurisdiction in its capacity as the issuer of Units.

                               42


     Section 9.5    Legends.

          A copy of this Agreement shall be kept with the records of the Company. Each of the Members hereby agrees that each outstanding Certificate shall bear a conspicuous legend reading substantially as follows:

          The  Units  represented by  this  Certificate
          have not been registered under the Securities
          Act  of  1933 or applicable state  and  other
          securities laws and may not be sold, pledged,
          hypothecated,  encumbered,  disposed  of   or
          otherwise transferred without compliance with
          the  Securities Act of 1933 or any  exemption
          thereunder  and  applicable state  and  other
          securities  laws.  The Units  represented  by
          this   Certificate   are   subject   to   the
          restrictions on transfer and other provisions
          of an Operating Agreement dated as of October
          4,  1999  (as amended from time to time,  the
          "Agreement")  by  and among Company  and  its
          Members,   and  may  not  be  sold,  pledged,
          hypothecated,  encumbered,  disposed  of   or
          otherwise transferred except in accordance therewith. A copy of the Agreement is on file at the principal executive offices of the Company.


                            ARTICLE X
                          MISCELLANEOUS


     Section 10.1   Notices.

          All  notices  and  other  communications  required   or
permitted by this Agreement shall be in writing and shall be delivered by personal delivery, by nationally recognized overnight courier service, by facsimile, by first class mail or by certified or registered mail, return receipt requested, addressed, to any Member at its address as set forth on Schedule 1 (as the same may be updated from time to time at the direction of such Member) or to the Company at 55 Park Place, Atlanta, Georgia 30303 (or to such other address as the Company shall have designated to each of the Members by written notice given in the manner hereinabove set forth). Notices shall be deemed given one day after sent, if sent by overnight courier; when delivered and receipted for, if hand delivered; when received, if sent by facsimile or other electronic means or by first class mail; or when receipted for (or upon the date of attempted delivery where delivery is refused or unclaimed), if sent by certified or registered mail, return receipt requested.

     Section 10.2   Amendment; Waiver.

          Any provision of this Agreement may, (i) in the case of an amendment, be amended if, and only if, such amendment is in writing and signed by each Member, or (ii) in the case of a waiver, be waived if such waiver is contained in a writing, and signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power

                               43

or privilege hereunder shall operate as a waiver thereof nor shall any single exercise thereof preclude any other or further exercise thereof or of any other right, power or privilege. Except as otherwise provided rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 10.3   Assignment.

          Except as otherwise expressly provided herein, no party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

     Section 10.4   Entire Agreement.

          This Agreement, the Joint Venture Agreement and the Ancillary Agreements (including the schedules and exhibits hereto and thereto) contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

     Section 10.5   Public Disclosure.

          Each Member hereby agrees that, except as may be required to comply with the requirements of any applicable Laws or the rules and regulations of any exchange upon which its securities (or the securities of one of its Affiliates) are traded, it shall not make or permit to be made any press release or similar public announcement or communication concerning the execution or performance of this Agreement unless specifically approved in advance by all parties hereto, which approval shall not be unreasonably withheld, conditioned or delayed. In the event that, in the absence of such approval, legal counsel for any party is of the opinion that a press release or similar public announcement or communication is required by Law or by the rules and regulations of any exchange on which such party's securities (or the securities of one of its Affiliates) are traded, then such party may issue a public announcement limited solely to that which legal counsel for such party advises is required under such Law or such rules and regulations (and the party making any such announcement shall provide a copy thereof to the other parties for review before issuing such announcement).

     Section 10.6   Parties in Interest.

          This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Company, WISCO, G-P or their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement. The Company is executing this Agreement as a party, and this Agreement shall constitute a contract among the Members and between the Company and each of the Members.

     Section  10.7    Governing Law; Submission to  Jurisdiction;
Selection of Forum.

          This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware without giving effect to any choice of law provision or rule

                               44

(whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the internal Laws of the State of Delaware. Each of the Parties agrees that any legal action between the parties, or any of them, relating to this Agreement, the interpretation of the terms hereof or the performance hereof or the consummation of the transactions contemplated hereby, whether in tort or contract or at law or in equity, shall exclusively be brought in a Federal or State Court located in New Castle County, Delaware, having jurisdiction of the subject matter thereof, and each party irrevocably (i) consents to personal jurisdiction in any such Federal or State Court, (ii) waives any objection to laying venue in any such action or proceeding in any such Court, (iii) waives any immunity from suit and any objection that any such Court is an inconvenient forum or does not have jurisdiction over any party hereto and (iv) agrees that service of complaint or other process may be made by certified or registered mail addressed to such party at its address determined in accordance with Section
10.1 of this Agreement.

     Section 10.8   Counterparts.

          This   Agreement  may  be  executed  in  one  or   more
counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

     Section 10.9   Severability.

          The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     Section 10.10  Equitable Relief.

          Each party acknowledges that money damages would be inadequate to protect against any actual or threatened breach of this Agreement by any party and that each party shall be entitled to equitable relief, including specific performance and/or injunction, without posting bond or other security, in order to enforce or prevent any violations of the provisions of this Agreement.

     Section 10.11  No Agency.

          This Agreement shall not constitute an appointment of any party as the agent of any other party, nor shall any party have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, in the name or on behalf of, any other party. Nothing herein or in the transactions contemplated by this Agreement shall be construed as, or deemed to be, the formation

                               45

of a partnership by or among the parties hereto (provided that nothing in this Section 10.11 shall affect the tax treatment of the Company under Article III hereof).

     Section 10.12  Limitation of Liability.

          The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Manager or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Manager and/or officer.

     Section 10.13  Non-Exclusive Business.

           (a) Notwithstanding anything herein to the contrary, the parties hereto agree that the Company shall not be the exclusive vehicle for G-P to engage in the manufacture or sale of commercial tissue products or "away from home" tissue products (the "Products"), or to engage in the Commercial Tissue Business and that G-P shall have the right to engage in the manufacture or sale of Products and otherwise engage in the Commercial Tissue Business, whether directly or through other Affiliates, without regard to the Company or any requirement that G-P make such opportunity or Commercial Tissue Business available to the Company in any way.

           (b) Notwithstanding anything herein to the contrary, the parties hereto agree that the Company may provide to any member of the G-P Group the right to use intangible Company Property, and such member of the G-P Group will have no obligation to reimburse the Company for such use.

           (c) In the event G-P or a G-P Affiliate uses production equipment and machines owned by the Company to produce products for G-P or a G-P Affiliate, all costs, revenues and profits relating to such products shall be allocated to the Company.

           (d) In the event G-P or a G-P Affiliate uses production equipment or machines it owns that are located in facilities owned or operated by the Company to produce products for G-P or a G-P Affiliate, G-P shall reimburse to the Company an amount equal to the allocated overhead (including facility costs) determined pursuant to the cost allocation methodology set forth in Exhibit B to the Operating Support Services Agreement.

     Section 10.14  Dispute Resolution.

           Except as otherwise provided in this Agreement, any dispute among the Members hereto, including disputes related to the Ancillary Agreements and the review of G-P Books related thereto, shall be resolved by the Members through good faith negotiations. If such dispute cannot be resolved by such negotiation it shall be submitted to non-binding commercial arbitration pursuant to the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of not less than three arbitrators. All costs and expenses incurred in connection with such proceeding shall be shared equally by the Members, however each Member shall bear the cost of its legal fees. Only upon the conclusion of arbitration proceedings in

                               46

which a decision was rendered may the Members bring an action in connection with such dispute in the United States District Court or the state court sitting in New Castle County, Delaware. Each Member agrees to irrevocably submit to the exclusive jurisdiction of such court and agrees to waive any objection to laying venue in such court or that such court is an inconvenient forum or does not have jurisdiction over the Member.






















                                47

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.


                         GEORGIA-PACIFIC CORPORATION


                         By:
                         Name:     Michael C. Burandt
                         Title:    Senior  Vice   President   -
                                   Packaged Products


                         WISCONSIN TISSUE MILLS INC.


                         By:
                         Name:     William T. Tolley
                         Title:    Senior Vice President -
                                   Finance and Chief Financial Officer



Consented/Agreed To
By the Company as Referenced
In Section 10.6

GEORGIA-PACIFIC TISSUE, LLC


By:
Name:     Michael C. Burandt
Title:    Manager